Exhibit 99.1

Freight Technologies Exchanges Senior Convertible Notes for Series A4 Preferred Shares under the $20 Million Facility

Notes now convertible into series A4 preferred shares | $1.5 million of notes converted

HOUSTON - May 27, 2025 — Freight Technologies, Inc. (Nasdaq: FRGT; “Fr8Tech” or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions, today announced it has entered into an Amendment and Exchange Agreement (the “Exchange Agreement”) with one of its accredited investors, under the Securities Purchase Agreement, dated April 29, 2025, (the “Facility”). Net proceeds from the $20 million Facility are designated for the purchase of OFFICIAL TRUMP coins. Under the terms of the Exchange Agreement, the investor will exchange certain previously issued senior convertible notes for Series A4 preferred shares (the “New Preferred Shares”) of the Company.

Concurrently, the accredited investor is converting $1.5 million of previously issued senior convertible notes into 387,305 New Preferred Shares. The New Preferred Shares are convertible, in whole or in part, into ordinary shares of the Company with no par value per share (the “Ordinary Shares”) in accordance with the terms of the Amended and Restated Memorandum and Articles of Association. The Company is required to reserve a sufficient number of Ordinary Shares to permit the conversion of the New Preferred Shares.

The Exchange Agreement provides that the aggregate number of Ordinary Shares issued upon conversion of New Preferred Shares shall not exceed 19.9% of the outstanding Ordinary Shares as of the date of the Exchange Agreement, unless and until stockholder approval is obtained in accordance with the rules and regulations of the Nasdaq Capital Market.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s current report on Form 8-K dated May 27, 2025, announcing the execution of the Agreement.

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless Over-the-Road (OTR) B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide and Fleet Rocket a nimble, scalable and cost-effective Transportation Management System (TMS) for brokers, shippers, and other logistics operator Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions. The company is headquartered in Houston, Texas. For more information, please visit fr8technologies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the Securities Exchange Commission.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Fr8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com